.         EX-99.B-77Q1

SUB-ITEM 77Q1(g): Merger or consolidation agreement

IVY FUNDS

The Combined Prospectus and Proxy Statement dated September 16, 2010, was filed by Ivy Funds on behalf of its series Ivy Mortgage Securities Fund and Ivy Bond Fund for the acquisition of the assets and liabilities of Ivy Mortgage Securities Fund by and in exchange for the shares of Ivy Bond Fund, with the Securities and Exchange Commission by EDGAR on September 30, 2010 on Form N-14 under SEC Accession No.0001193125-10-221022, and is incorporated by reference herein.